TERMINATION AGREEMENT

      THIS TERMINATION AGREEMENT (the "Agreement") is made and entered into effective as of February 13, 2006, by and between LASER ENERGETICS, INC., (f/k/a HAPPY FOOD CORPORATION) an Oklahoma corporation (the "Company"), and CORNELL CAPITAL PARTNERS, LP, a Delaware limited partnership (the "Investor").

                                    Recitals:

      WHEREAS, the Company and the Investor entered into an Standby Equity Distribution Agreement (the "Standby Equity Distribution"); a Registration Rights Agreement (the "Registration Rights Agreement"); an Escrow Agreement (the "Escrow Agreement"); a Placement Agent Agreement (the "Placement Agent Agreement"); and a Compensation Debenture in the principal amount of Two Hundred Fifty Thousand Dollars ($250,000) (the "Compensation Debenture"), each of which are dated November 19, 2005 (collectively, the Standby Equity Distribution Agreement, the Registration Rights Agreement, the Escrow Agreement, Placement Agent Agreement and Compensation Debenture are referred to as the "Transaction Documents").

      NOW, THEREFORE, in consideration of the promises and the mutual promises, conditions and covenants contained herein and in the Transaction Documents and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

      1. Termination. Each of the parties to this Agreement hereby terminate the Transaction Documents and the respective rights and obligations contained therein. As a result of this provision, none of the parties shall have any rights or obligations under or with respect to the Transaction Documents.

      2. Fees. With the exception of the Compensation Debenture, the Investor shall retain all fees (except as otherwise stated herein), including without limitation the structuring fees and commitment fees pursuant to Section 12.4 of the Standby Equity Distribution Agreement.

      3. Compensation Debenture. Each of the parties to this Agreement hereby terminate the Compensation Debenture and the respective rights and obligations contained therein. As a result of this provision, none of the parties shall have any rights or obligations under or with respect to the Compensation Debenture. The Investor shall return the original Compensation Debenture to the Company within ten (10) days of this Termination Agreement.

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      IN WITNESS WHEREOF, the parties have signed and delivered this Termination
Agreement on the date first set forth above.

LASER ENERGETICS, INC.                              CORNELL CAPITAL PARTNERS, LP


By:    /s/ Robert D. Battis                         By: Yorkville Advisors, LLC
       --------------------
Name:  Robert D. Battis                             Its: General Partner
Title: President & CEO

                                                    By:    /s/ Mark A. Angelo
                                                              ------------------
                                                    Name:  Mark A. Angelo
                                                    Title: Portfolio Manager